Form N-SAR
Item 77 I
Terms of New or Amended Securities
The RBB Fund, Inc.


1.	On February 24, 2016, the Board of Directors
authorized the filing of the Articles Supplementary for the Summit Global Investments Small Cap Low
Volatility Fund

Articles Supplementary of Registrant for Class AAAAAA,
Class BBBBBB and Class CCCCC shares of the: Retail
Class, Class I and Class C shares, respectively, are incorporated herein by reference to Post-Effective
Amendment No. 195 to the Registrant's Registration
Statement (No. 33-20827) filed on March 30, 2016